Exhibit 99.1

 S E L E C TM E D I C A LH O L D I N G SC O R P O R A T I O N Partners in Post-Acute Care A N N U A LR E P O R T

QUALITY CARE MADE STRONGER THROUGH JOINT VENTURE PARTNERSHIPS

AZ Banner Health	CA UC San Diego Health	LA Ochsner Health	NV Dignity Health
AZ HonorHealth	FL UF Health	MI Spectrum Health	OH Cleveland Clinic
CA UCLA Health & Cedars-Sinai	GA Emory Health	MO SSM Health	OH OhioHealth



CRITICAL ILLNESS RECOVERY

REHABILITATION HOSPITALS

SELECT MEDICAL

IMPROVING QUALITY OF LIFE

- OH TriHealth
- TX Baylor Scott & White
- PA Penn State Health
- VA Riverside Health
- PA UPMC Pinnacle



OUTPATIENT REHABILITATION

GROWTH SPOTLIGHT: CONCENTRA SEGMENT

In 2018, our Concentra segment grew significantly through the addition of U.S. HealthWorks. Much of the year was spent on this large-scale integration, while simultaneously focusing on executing strategic initiatives which resulted in: increased visits, decreased patient turnaround times and enhanced staffing efficiencies.

U.S. HealthWorks MEDICAL GROUP » Concentra

Concentra is the nation's largest provider of occupational health services. This segment's expanded national footprint - coupled with its focus on quality care and patient/client satisfaction - gives us a distinct competitive advantage and will drive growth opportunities in 2019 and beyond.

Patient Success Story

While being treated for cancer, Melodee experienced numbness in her right arm, which her oncologist felt was due to chemotherapy-related neuropathy. As time went on, Melodee lost sensation in her right hand, was unable to tie her shoes and had to take a daily medication, which she feared would be long-term. When she fell at work and injured her left arm, Melodee's employer sent her to Concentra. There, Alan, the physician assistant, asked about both her injured left arm and her numb right arm/hand. He felt her right arm had been misdiagnosed and was actually cubital tunnel syndrome. When Melodee started physical therapy for her left arm, her therapists, Evan and Justin, also provided home exercises for her right hand, which had an immediate effect. "Two weeks after going to Concentra, I was able to quit taking medication for my right hand and could tie my own shoes again," Melodee said. "If I hadn't fallen at work, I may never have regained the use of my right hand."



CONCENTRA

2018 ANNUAL REPORT | 1

 T OO U RS H A R E H O L D E R S As we look back on 2018, there are many accomplishments to celebrate. There is a dominant theme that emerges and that is one of partnership. Throughout the year, Select Medical positioned itself as the nation’s premier partner in post-acute care. During the past decade, we have successfully partnered with leading organizations to elevate and advance healthcare across the country. And 2018 was no exception, as we grew existing joint ventures, announced new partnerships and cultivated future opportunities. By joining together, the strength of two becomes the power of one … which creates innovative ways to further the delivery of post-acute care. Early in 2018, Select Medical and Dignity Health announced the completion of a transaction to combine Concentra and U.S. HealthWorks. Select Medical also entered into a joint venture with Banner Health to operate rehabilitation hospitals and outpatient rehabilitation clinics in Arizona. In May, we celebrated the opening of a new rehabilitation hospital through our partnership with Ochsner Health System in Louisiana. During the summer, we expanded our joint venture with Baylor Scott & White Health when the doors of a fourth rehabilitation hospital opened and we added outpatient rehabilitation clinics in Austin, Texas. In October, we announced plans for our first critical illness recovery hospital in California through a partner-ship with UC San Diego Health. In keeping with our values, we focused on delivering superior quality in all that we do across the organization. Within our rehabilitation hospital segment, Kessler Institute for Rehabilitation was honored for the 26th consecutive year by U.S. News & World Report as one of the nation’s best rehabilitation hospitals. Mean-while, our critical illness recovery hospital segment participated in the Mid-Atlantic Alliance for Performance Excellence Program, a Malcolm Baldrige-based program. We received the Mastery Award and embraced this opportunity to celebrate what we do well, while identifying ways to further innovate and excel. We were once again pleased that our commitment to growing our Company resulted in another year of strong financial performance. Net operating revenues grew 16.4% year-over-year to more than $5.0 billion and operating income grew 17.3% year-over-year to $417.3 million. In 2018, we generated more than $494 million in cash flows from operations during the year, which allowed us to pay down close to $200 million of Select’s outstanding debt balance during the year. Our operating segments continued to evolve and expand their focus in 2018, which include the following highlights: In 2018, we undertook a rebranding initiative for our long-term acute care (LTAC) hospital segment by revealing a new name: critical illness recovery hospitals. It better defines our purpose, is more easily under-stood by key stakeholders, and quickly conveys how we help high-acuity and medically complex patients heal and recover. In October, our rehabilitation hospitals and critical illness recovery hospitals partnered together to host the 2018 National Summit on Post-Acute Care Safety and Quality in Washington, D.C. This prestigious event is now in its sixth year. Within the outpatient rehabilitation segment, we continued to focus on concussion management and non-pharmaceutical pain management. Our clinics educated their respective communities on “direct access” and how individuals can seek physical rehabilitation care without a prescription. 2 S E L E C T M E D I C A LI M P R O V I N G Q U A L I T Y O F L I F E

Our innovative ReVital Cancer Rehabilitation program more than doubled in size – growing from four regional markets (at the end of 2017) to 10 (by the end of 2018).

Much of the year was spent integrating the Concentra and U.S. HealthWorks organizations.

This combined footprint of 524 occupational medicine centers and 124 employer worksites in 43 states serves more than 44,000 patients each day.

The ONE Select Commitment

To maintain Select Medical's leadership position in post-acute care, we invest time, effort and energy in our culture and employee engagement. Our ONE Select philosophy remains at the forefront of our organizational consciousness, as it unites our operating segments, geographies, brands and workforce.

In 2018, our employees laced up their sneakers as nearly 200 walk teams participated at local Relay For Life events. Together, we raised more than a quarter million dollars for the American Cancer Society.

In May, nearly 500 colleagues participated in the 2018 Select Medical Way Conference. Held in Cleveland, it was the largest to date and represented our seventh annual reaffirmation to the Select Medical Way, which guides our organization's culture.

When Mother Nature's wrath struck, we rallied together to ensure our patients and employees were safe at the hospitals, clinics and centers in the devastating path of two back-to-back hurricanes.

In closing, 2018 was a year in which the company continued to grow and innovate. This was powered by the collective clinical quality and operational excellence of Select Medical and its partners.

As always, we thank you and appreciate your trust and belief in all that we do.

Sincerely,



Robert A. Ortenzio
Executive Chairman & Co-Founder

Rocco A. Ortenzio
Vice Chairman & Co-Founder

David S. Chernow
President & Chief Executive Officer

2018 ANNUAL REPORT | 3

FINANCIAL HIGHLIGHTS
SELECT MEDICAL HOLDINGS CORPORATION

(In thousands, except per share data)	2018	2017	2016	2015	2014
FOR THE YEARS ENDED					
Net operating revenues[1]	$ 5,081,258	$ 4,365,245	$ 4,217,460	$ 3,742,736	$ 3,065,017
Income from operations	417,279	355,878	299,847	274,790	284,476
Net income attributable to Select Medical Holdings Corporation	137,840	177,184	115,411	130,736	120,627
Earnings per common share, fully diluted	1.02	1.33	0.87	0.99	0.91
Dividends per share	—	—	—	0.10	0.40
Cash flow from operations	494,194	238,131	346,603	208,415	170,642
SEGMENT INFORMATION					
Net operating revenues[1]					
Critical illness recovery hospital	$ 1,753,584	$ 1,725,022	$ 1,756,961	$ 1,902,776	$ 1,840,179
Rehabilitation hospital	707,514	622,469	498,100	444,005	404,720
Outpatient rehabilitation	1,062,487	1,003,830	979,363	810,009	819,397
Concentra[2]	1,557,673	1,013,224	982,495	585,222	
Other	—	700	541	724	721
Total Net Operating Revenues	$ 5,081,258	$ 4,365,245	$ 4,217,460	$ 3,742,736	$ 3,065,017
Adjusted EBITDA[3]					
Critical illness recovery hospital	$ 243,015	$ 252,679	$ 224,609	$ 258,223	$ 272,055
Rehabilitation hospital	108,927	90,041	56,902	69,400	69,732
Outpatient rehabilitation	142,005	132,533	129,830	98,220	97,584
Concentra[2]	251,977	157,561	143,009	48,301	
Other	(100,769)	(94,822)	(88,543)	(74,979)	(75,499)
Total Adjusted EBITDA	$ 645,155	$ 537,992	$ 465,807	$ 399,165	$ 363,872
BALANCE SHEET SNAPSHOT AT YEAR-END					
Cash and cash equivalents	$ 175,178	$ 122,549	$ 99,029	$ 14,435	$ 3,354
Working capital	287,338	315,423	191,268	19,869	133,220
Total assets	5,964,265	5,127,166	4,920,626	4,388,678	2,924,809
Total debt	3,293,381	2,699,902	2,698,989	2,385,896	1,552,976
Stockholders' equity	803,042	823,368	815,725	859,253	739,515

(1) For the years ended December 31, 2016, 2017, and 2018, net operating revenues reflect the adoption of Topic 606, *Revenue from Contracts with Customers*. Net operating revenues were not retrospectively conformed for the years ended December 31, 2014 and 2015.

(2) The selected financial data for the company's Concentra segment for the periods presented begins as of June 1, 2015, which is the date the Concentra acquisition was consummated.

(3) Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, acquisition costs associated with Concentra, Physiotherapy and U.S. HealthWorks, non-operating gain (loss) and equity in earnings (losses) of unconsolidated subsidiaries. Refer to Item 6 and Item 7 of Form 10-K for further consideration of Adjusted EBITDA as a Non-GAAP measure.

4 SELECT MEDICAL IMPROVING QUALITY OF LIFE

BOARD OF DIRECTORS

Robert A. Ortenzio
Executive Chairman & Co-Founder
Select Medical Holdings Corporation

Rocco A. Ortenzio
Vice Chairman & Co-Founder
Select Medical Holdings Corporation

Russell L. Carson
Founder
Welsh, Carson, Anderson & Stowe

Bryan C. Cressey
Founder & Partner
Cressey & Company

James S. Ely III
Founder & Chief Executive Officer
PriCap Advisors, LLC

William H. Frist
Former Majority Leader of
the United States Senate
Partner, Cressey & Company

Harold L. Paz, M.D.
Executive Vice President
& Chief Medical Officer
Aetna Inc.

Thomas A. Scully
General Partner
Welsh, Carson, Anderson & Stowe

Leopold Swergold
Managing Member
Anvers Management Company, LLC

Marilyn B. Tavenner
Former Administrator of
Centers for Medicare &
Medicaid Services

EXECUTIVE OFFICERS

Robert A. Ortenzio
Executive Chairman & Co-Founder

Rocco A. Ortenzio
Vice Chairman & Co-Founder

David S. Chernow
President & Chief Executive Officer

Martin F. Jackson
Executive Vice President
& Chief Financial Officer

John A. Saich
Executive Vice President
& Chief Administrative Officer

Michael E. Tarvin
Executive Vice President,
General Counsel & Secretary

Scott A. Romberger
Senior Vice President, Controller
& Chief Accounting Officer

Robert G. Breighner, Jr.
Vice President, Compliance and Audit Services
& Corporate Compliance Officer

CORPORATE INFORMATION

Corporate Headquarters
Select Medical Holdings Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
Penn National Insurance Plaza
2 N. 2nd Street, Suite 1100
Harrisburg, PA 17101

Stockholder Inquiries
Joel T. Veit
Senior Vice President & Treasurer
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100 | ir@selectmedical.com

Stock Exchange
NYSE
Symbol: SEM

Internet Address
selectmedicalholdings.com

Register & Stock Transfer Agent
Stockholder correspondence should be mailed to:
Computershare
P.O. Box 505000
Louisville, KY 40233-5000

Overnight correspondence should be mailed to:
Computershare
462 South 4th Street, Suite 1600
Louisville, KY 40202

2018 ANNUAL REPORT

Our Mission

SELECT MEDICAL WILL PROVIDE AN EXCEPTIONAL PATIENT CARE EXPERIENCE THAT PROMOTES HEALING AND RECOVERY IN A COMPASSIONATE ENVIRONMENT.

LEARN MORE AT >> **SELECTMEDICALHOLDINGS.COM**

Select MEDICAL®

Improving Quality of Life

4714 GETTYSBURG ROAD, MECHANICSBURG, PA 17055